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                                                                   EXHIBIT 12.1


                                   HENRY COMPANY
                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (IN THOUSANDS)

                                     FOR THE YEAR ENDED
                                         DECEMBER 31,                  SIX MONTHS ENDED
                                1995         1996      1997      JUNE 30, 1997   JUNE 30, 1998
                                ----         ----      ----      -------------   -------------
EARNINGS:
Earnings (loss) before taxes    $  (504)     $    72   $ 2,221     $ (1,182)       $    896
Add: Fixed Charges*               1,691        1,706     2,361        1,179           2,660
                                --------     -------   -------     ----------      ----------
                                $ 1,187      $ 1,778   $ 4,582     $     (3)       $  3,556

*FIXED CHARGES:
Interest expense                $ 1,454      $ 1,475   $ 1,465     $    731        $  2,099
Interest on rent                    237          231       896          448             561
                                -------      -------   -------     ----------      ----------
                                $ 1,691      $ 1,706   $ 2,361     $  1,179        $  2,660
                                -------      -------   -------     ----------      ----------
                                -------      -------   -------     ----------      ----------
Ratio of Earnings
 to Fixed Charges                    --(1)       1.0       1.9           --  (1)        1.3
                                -------      -------   -------     ----------      ----------
                                -------      -------   -------     ----------      ----------
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The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, "earnings" consist of earnings before taxes plus fixed charges and "fixed charges" consist of interest expense and the portion of rents representative of an interest factor.

(1) Earnings were insufficient to cover fixed charges for these periods.